Exhibit 10.03

EXECUTION COPY

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ISSUER THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

ONE BIO, CORP.

AMENDED AND RESTATED PROMISSORY NOTE

$150,000.00	New York, New York Issued: August 12, 2010 Effective: As of June 30, 2010

FOR VALUE RECEIVED, the undersigned, ONE Bio, Corp., a Florida corporation with its principal office located at 19950 W. Country Club Drive, Suite 100, Aventura, Florida 33180 (“Issuer”), hereby unconditionally promises to pay to the order of Gal Dymant, an individual (“Purchaser”), on the Maturity Date (as defined in Section 4 hereof), at the office of Purchaser located at Flat B, 21/F, Tower 1, Estoril Court, 55 Garden Road, Hong Kong, HK or such other address designated by Purchaser, in lawful money of the United States of America and in immediately available funds, the principal amount of One Hundred Fifty Thousand Dollars ($150,000.00).

1.           LOAN EXTENSION AND MODIFICATION AGREEMENT; PURCHASE AGREEMENT.  This Note hereby amends and restates that certain Convertible Promissory Note (the “Original Note”) originally issued to Purchaser in connection with that certain Securities Purchase and Registration Rights Agreement, dated as of January 8, 2010, by and among Issuer, Purchaser and certain other purchasers of the Original Notes (as such agreement may be amended from time to time, the “Purchase Agreement”).  This Note is issued in connection with that certain Loan Extension and Modification Agreement, dated as of August 12, 2010, by and among Issuer, Purchaser and certain other purchasers of the Original Notes (the “Loan Extension and Modification Agreement”).   Purchaser is entitled to the benefits of, and is subject to the terms of, the Purchase Agreement and the Loan Extension and Modification Agreement, and may enforce the performance of the Borrower’s obligations contained therein and exercise the remedies provided thereby.  All words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement or in the Loan Extension and Modification Agreement to the extent the same are used or defined therein.

2.           HEADINGS, ETC.  The headings and captions of the numbered paragraphs of this Note are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.  Whenever used, the singular number shall include the plural, the plural the singular, and the words “Purchaser” and “Issuer” shall include, respectively, their respective successors and assigns; provided, however, that Issuer shall in no event or under any circumstance have the right to assign or transfer its obligations under this Note.

3.           SECURITY.  The obligations of Issuer hereunder were initially secured by (a) certain pledges of securities of Issuer provided by certain of the issuer’s stockholders, and (b) certain guarantees made by Issuer’s two British Virgin Islands subsidiaries, and, upon any Final Closing was further secured by (c) certain  pledges of securities of certain of Issuer’s U.S. subsidiaries provided by Issuer, (d) certain guarantees made by certain of Issuer’s U.S. subsidiaries, (e) certain  pledges of securities of Issuer’s two British Virgin Islands subsidiaries provided by certain of Issuer’s U.S. subsidiaries, and (f) certain agreement, covenants and account control rights provided by Issuer’s indirect wholly-owned subsidiaries and their controlled operating companies in the People’s Republic of China, each as set forth in the Purchase Agreement or in ancillary agreements referred to in the Purchase Agreement, which Purchaser is entitled to the benefits of.

4.           MATURITY.  This Note shall mature on December 10, 2010, unless such date is extended to January 10, 2011 in writing by Purchaser in its sole discretion (such date, as if so extended, the “Maturity Date”).  On the Maturity Date, in addition to any payments required pursuant to Section 5 and Section 6 of this Agreement, all outstanding principal and any accrued and unpaid interest due and owing under this Note shall be immediately paid to Purchaser by Issuer.

5.           PREMIUM PAYMENT.  In addition to the payments required pursuant to Section 4 and Section 6 of this Note, on the Maturity Date, Issuer shall immediately pay to Purchaser a premium payment equal to twenty percent (20%) of the original principal amount due under this Note (the “Premium Payment”).

6.           ADDITIONAL PREMIUM PAYMENT UPON EXERCISE OF AN OVER-ALLOTMENT OPTION. In addition to the payments required pursuant to Section 4 and Section 5 of this Agreement, in the event that Issuer issues any shares of its Common Stock in connection with an over-allotment option granted to underwriters as part of any New Financing (as defined below), any proceeds received by Issuer in connection with such issuance shall first be paid to the Purchasers holding Amended Notes with outstanding principal balances (the “Additional Premium Payment”), provided that the aggregate Additional Premium Payment paid to all Purchasers holding Amended Notes shall not exceed six hundred seventy five thousand dollars ($675,000).  The Additional Premium Payment shall be paid on a pro-rata basis to the Purchasers based on the principal balance due to each such Purchaser under the Amended Notes as of the date hereof relative to the outstanding balance due to all Purchasers under all the Amended Notes as of the date hereof.  For purposes of the foregoing, the term “New Financing” shall mean any public offering of Common Stock or other publicly-offered equity or convertible debt financing by Issuer that is closed on or prior to the Maturity Date.

7.           INTEREST; INTEREST RATE; PAYMENT.  (a) The Note shall bear interest (other than interest accruing as a result of a failure by Issuer to pay any amount when due as set forth in subparagraph (b) below) at an annual interest rate equal to eight percent (8%) per annum on the then outstanding principal balance (the “Interest Rate”).  Interest (other than interest accruing as a result of a failure by Issuer to pay any amount when due as set forth in subparagraph (b) below) shall accrue until all amounts owed under the Note shall be fully repaid and shall be due and payable quarterly in arrears on the last business day of each calendar quarter following the issuance date.

  (b)          If all or a portion of the principal amount of the Note or any interest payable thereon shall not be repaid when due whether on the applicable repayment date, by acceleration or otherwise, such overdue amounts shall bear interest at a rate per annum that is three percent (3%) above the Interest Rate from the date of such non-payment until such amount is paid in full (before as well as after judgment).

  (c)          All payments to be made by Issuer hereunder shall be made, without setoff or counterclaim, in lawful money of the United States by check or wire transfer in immediately available funds.

8.           PAYMENT RIGHTS UPON MERGER, CONSOLIDATION, ETC.; VOLUNTARY PREPAYMENT.  If, at any time, prior to the Maturity Date, Issuer proposes to consolidate or effect any other corporate reorganization with, or merge into, another corporation or entity that previously did not hold, directly or indirectly, more than twenty percent (20%) of the Company’s Common Stock, whereby  such corporation or entity immediately subsequent to such consolidation, merger or reorganization will own capital stock of Issuer or entity surviving such merger, consolidation or reorganization representing more than fifty (50%) percent of the combined voting power of the outstanding securities of Issuer or such entity immediately after such consolidation, merger or reorganization, or has the right to elect nominees to a represent a majority of Issuer’s Board of Directors (a “Change of Control Event”), then Issuer shall provide Purchaser with at least ten (10) days’ prior written notice of any such proposed action, and Purchaser will, at its option, have the right to demand immediate payment of all amounts due and owing under the Note (including all accrued and unpaid interest and the payment of the Premium Payment and Additional Premium Payment) in cash or in Company Common Stock valued at the lesser of (i) the closing price of the Company Common Stock on the date of the mailing of such written notice or (ii) $6.077 per share.  Purchaser will give Issuer written notice of such demand within five (5) days after receiving notice of the Change of Control Event.  All amounts due and owing hereunder shall be paid by Issuer to Purchaser within five (5) days from the date of such written notice via federal funds wire transfer(s) of immediately available funds, or in the case of the issuance of Company Common Stock in lieu of cash, the issuance shall take place prior to the consummation of the Change of Control Event, in accordance with written instructions provided to Issuer by Purchaser.

9.           ASSURANCES WITH RESPECT TO PURCHASER’S RIGHTS.  Issuer shall not, by amendment of its Certificate of Incorporation or By-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Issuer but shall at all times in good faith assist in the carrying out of all the provisions of this Agreement.

10.         EVENTS OF DEFAULT.  If any of the following events (each, an “Event of Default”) shall occur and be continuing:

  (a)          Issuer shall fail to pay any amount payable under this Note within three (3) business days after such payment becomes due in accordance with the terms hereof;

  (b)          Issuer or any Subsidiary shall fail to pay when due, and it shall continue unremedied for a period of ten (10) calendar days, whether upon acceleration, prepayment obligation or otherwise, any indebtedness and/or other sums payable by Issuer or any Subsidiary;

  (c)          dissolution, termination of existence, suspension or discontinuance of business (other than as a result of a consolidation of one or more of Issuer’s subsidiaries with Issuer or another subsidiary) or ceasing to operate as going concern of Issuer or any Subsidiary;

  (d)          any representation or warranty made or deemed made by Issuer herein, in the Purchase Agreement or in any other agreement, certificate or instrument contemplated by this Note or the Purchase Agreement or that is contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Original Note, this Note or the Purchase Agreement shall have been incorrect in any material respect on or as of the date made or deemed made;

  (e)          Issuer shall default, in any material respect, in the observance or performance of any other agreement contained in this Note, Sections 6, 11.3(c), 12, 14 or 15 of the Purchase Agreement, the Company Pledge and Security Agreement, the US Subsidiary Guarantee and Pledge and Security Agreements, the BVI Subsidiary Guarantee and Security Agreements, the WFOE Collateral Security Agreements, the Acknowledgement Agreements, or any other agreement or instrument contemplated by the Original Note, this Note or the Purchase Agreement, and such default shall continue unremedied for a period of ten (10) days after written notice to Issuer of such default;

  (f)          (i) Issuer or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Issuer shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Issuer or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief of any such adjudication of appointment or (B) remains undismissed, undischarged or unbonded for a period of thirty (30) days; or (iii) there shall be commenced against Issuer or any Subsidiary any case, proceeding other action seeking issuance of a warrant of attachment, execution, distrait or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or (iv) Issuer or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth in clauses (i), (ii) or (iii) above; or (v) Issuer or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, then, and in any such event, (1) if such event is an Event of Default specified in subsection (e) above of this Section 10 with respect to Issuer, automatically this Note (with all accrued and unpaid interest thereon) and all other amounts owing under this Note, including the Premium Payment and Additional Premium Payment, as applicable, shall immediately become due and payable, and (2) if such event is any other Event of Default, Purchasers holding a majority in original principal amount of the Notes may, by written notice to Issuer, declare the Notes (with all accrued and unpaid interest thereon) and all other amounts owing under this Note, including the Premium Payment and Additional Premium Payment, as applicable, to be due and payable forthwith, whereupon the same shall immediately become due and payable.  Except as expressly provided above in this Section 10, presentation, demand, protest and all other notices of any kind are hereby expressly waived by Issuer.

11.         PURCHASER REDEMPTION OPTION.  Upon written notice (the “Purchaser Redemption Notice”) by Purchaser no earlier than one day prior to the closing date of any New Financing and no later than forty-five (45) calendar days following the closing date of any New Financing (the “Purchaser Redemption Right”), Issuer shall make a cash payment in full of the entire principal amount of, and any accrued interest on, this Note, plus the Premium Payment and Additional Premium Payment, as applicable (the “Purchaser Redemption Purchase Price”). Within three (3) business following receipt of Purchaser Redemption Notice, the Company shall deliver to Purchaser the Purchaser Redemption Purchase Price via federal funds wire transfer(s) of immediately available funds, in accordance with written instructions provided by Purchaser to the Company prior to the date thereof, and Purchaser and the Company agree to enter into such documents and make such representations, warranties and covenants as are reasonably customary in order to complete the redemption of this Note.

12.         ISSUER REDEMPTION OPTION.  Upon twenty (20) Trading Days prior written notice (the “Issuer Redemption Notice”) by Issuer to Purchaser and all other Purchasers, Issuer shall have the right to redeem this Note and all (but not less than all) other Notes in exchange for payment to each such Purchaser the sum of:  (i) the remaining principal amount under the respective Note, (ii) all accrued interest thereon, (iii) the Premium Payment, plus (iv) the Additional Premium Payment, as applicable (the sum of (i) through (iv), hereinafter referred to as the “Issuer Redemption Purchase Price”).  On the closing date set forth in the Redemption Notice, the Company shall deliver to Purchaser the Issuer Redemption Purchase Price via federal funds wire transfer(s) of immediately available funds, in accordance with written instructions provided by Purchaser to the Company prior to the date thereof, and Purchaser and the Company agree to enter into such documents and make such representations, warranties and covenants as are reasonably customary in order to complete the redemption of this Note and the other Notes.

13.         ENFORCEABILITY.  Issuer acknowledges that this Note and Issuer’s obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of Issuer under this Note or the obligations of any other person or entity relating to this Note.  The Transaction Documents set forth the entire agreement and understanding of Purchaser and Issuer, and Issuer absolutely, unconditionally and irrevocably waives any and all right to assert any set-off, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of Issuer hereunder, or the obligations of any other person or entity relating hereto or thereto or to the obligations of Issuer hereunder or otherwise in any action or proceeding brought by Purchaser to collect on the Note, or any portion thereof (provided, however, that the foregoing shall not be deemed a waiver of Issuer’s right to assert any compulsory counterclaim maintained in a court of the United States, or of the State of New York if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of Issuer’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Purchaser in any separate action or proceeding).  Issuer acknowledges that no oral or other agreements, conditions, promises, understandings, representations or warranties exist with respect to the Transaction Documents or with respect to the obligations of Issuer thereunder, except those specifically set forth in the Transaction Documents.  Issuer agrees to pay all costs and expenses of Purchaser related to Purchaser’s enforcement of the obligations of Issuer hereunder and the collection of all sums payable hereunder, including but not limited to reasonable attorneys’ fees and expenses, irrespective of whether litigation is commenced.  Any such amounts shall be payable on demand, with interest at the rate provided above for overdue principal and interest.

14.         WAIVER.  Issuer waives presentment, demand for payment, notice of dishonor and any or all notices or demands in connection with the delivery, acceptance, performance, default or enforcement of any Transaction Document now or hereafter required by applicable law, and consents to any or all delays, extensions of time, renewals or releases with respect to any Transaction Document, and of any available security therefor, and agrees that no failure or delay on the part of Purchaser, in the exercise of any power, right or remedy under this Note shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.  No notice to or demand on Issuer shall be deemed to be a waiver of the obligation of Issuer or of the right of Purchaser, to take further action without further notice or demand as provided in any of the Transaction Documents.

15.         AMENDMENTS.  This Note may not be modified, amended, changed or terminated orally, except by an agreement in writing signed by Issuer and the Required Purchasers.  Any amendment or waiver effected in accordance with this Section 15 shall be binding upon Issuer, all holders of the Notes and each transferee of the Notes.  By acceptance hereof, Purchaser acknowledges that in the event the required consent is obtained, any term of this Note may be amended or waived without the consent of Purchaser.

16.         USURIOUS INTEREST RATE.  Notwithstanding anything to the contrary contained in this Note, the interest paid or agreed to be paid hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If Purchaser shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Note or, if it exceeds such unpaid principal, shall be refunded to Issuer. In determining whether the interest contracted for, charged, or received by Purchaser exceeds the Maximum Rate, Issuer may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Note.

17.         COUNTERPARTS.  This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

18.         NOTICES.  Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or seventy-two (72) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and in all cases addressed to the party to be notified at such party’s address as set forth above or as subsequently modified by written notice.

19.         GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.  This Note and all acts and transactions pursuant hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.  Issuer hereby irrevocably consents to the exclusive jurisdiction of any federal or state court located in the State of New York and consents that all service of process be sent by nationally recognized overnight courier service directed to Issuer at Issuer’s address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier.  Issuer acknowledges and agrees that the venue provided above is the most convenient forum for both Purchaser and Issuer.  Issuer waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.  ISSUER AND PURCHASER (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THAT THEY MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE THEREOF TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF PURCHASER RELATING TO ENFORCEMENT OF THIS NOTE.  EXCEPT AS PROHIBITED BY APPLICABLE LAW, ISSUER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION RELATING TO ENFORCEMENT OF THIS NOTE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR PURCHASER TO MAKE FUNDS AVAILABLE TO ISSUER AND TO ACCEPT THIS NOTE.

20.         PARI PASSU NOTES.  Purchaser acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon and any Premium Payment and Additional Premium Payment shall be pari passu in right of payment and in all other respects with the other Notes.  In the event Purchaser receives payments in excess of its pro rata share of Issuer’s payments to the holders of all of the Notes, then Purchaser shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

[Signature page follows]

IN WITNESS WHEREOF, Issuer has duly executed this Amended and Restated Promissory Note as of the date in August 2010 first written above, but with intended effect from and after June 30, 2010.

ISSUER:

ONE BIO, CORP.

By:	/s/ Marius Silvasan
Name: Marius Silvasan
Title: Chief Executive Officer

PURCHASER
/s/ Gal Dymant
Gal Dymant, individually

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